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                                  EXHIBIT 11

                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS

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PRIMARY CALCULATION:                                 THREE MONTHS ENDED
                                               MAY 31,               MAY 31,
                                                1997                  1996
                                           --------------        --------------
Net Income                                  $  2,261,254          $  1,936,290
                                           ==============        ==============

Shares:
Weighted average number of common
  shares outstanding                          19,086,406            21,789,731
Assumed exercise of options                    1,356,059             1,497,328
Dilutive effect of exercised options               6,919
                                           --------------        --------------
Weighted average number of common
   for primary calculation                    20,449,384            23,287,059
                                           ==============        ==============

Primary earnings per share                  $       0.11          $       0.08
                                           ==============        ==============


FULLY DILUTED CALCULATION

Net Income                                  $  2,261,254          $  1,936,290
                                           ==============        ==============

Shares:
Weighted average number of common
  shares outstanding                          19,086,406            21,789,731
Assumed exercise of options                    1,497,989             1,646,147
Dilutive effect of exercised options               7,545
                                           --------------        --------------
Weighted average number of common
   for fully diluted calculation              20,591,940            23,435,878
                                           ==============        ==============

Fully diluted earnings per share            $       0.11          $       0.08
                                           ==============        ==============

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